Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT

I, R. Lawrence Montgomery, Chief Executive Officer of Kohl’s Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the undersigned’s knowledge, on the date of this Certification:

1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended November 1, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 3, 2003

/s/ R. LAWRENCE MONTGOMERY

R. Lawrence Montgomery Chief Executive Officer and Director